EXHIBIT 10.8

MASTER SERVICES AGREEMENT
By and Between
ADMTRONICS UNLIMITED, INC. and
IVIVI HEALTH SCIENCES LLC

This Master Services Agreement (this “Agreement”)  is entered into and effective as of February 12, 2010 (“Effective Date”) by and between ADMTronics Unlimited, INC. (“Contractor”) and IVIVI Health Sciences LLC (“Customer”).

In consideration of the mutual promises set forth below, the parties hereby agree as follows:

1. Definitions.

“Confidential Information” means all confidential and proprietary information of a party (“Disclosing Party”) disclosed to the other party (“Receiving Party”), whether orally or in writing, that is designated as confidential or that reasonably should be understood to be confidential given the nature of the information and the circumstances of disclosure, including the terms and conditions of this Agreement (including pricing and other terms), business and marketing plans, technology and technical information, product designs, and business processes.  Confidential Information shall not include any information that:  (i) is or becomes generally known to the public without breach of any obligation owed to the Disclosing Party; (ii) was known to the Receiving Party prior to its disclosure by the Disclosing Party without breach of any obligation owed to the Disclosing Party; (iii) was independently developed by the Receiving Party without breach of any obligation owed to the Disclosing Party; or (iv) is received from a third party without breach of any obligation owed to the Disclosing Party.

“Deliverables” means all works of authorship, whether in hard copy or electronic form, including but not limited to designs, models, analyses, reports, documentation, summaries, manuals, supporting materials, test results, recommendations and drawings, which are provided by Contractor to Customer.

“Invention” shall mean any idea, design, concept, technique, invention, discovery, or improvement, regardless of patentability, made solely or jointly by Contractor and/or Contractor’s employees, or jointly by Contractor and/or Contractor’s employees with one or more employees of Customer, during the term of this Agreement and in performance of any work under any SOW under this Agreement, provided that either the conception or reduction to practice thereof occurs during the term of this Agreement and in the performance of work under an SOW issued under this Agreement.

 “Services” means the services provided by Contractor and its subcontractors as defined in an SOW issued under this Agreement.

“Statement of Work” or “SOW” means the document(s) agreed upon in writing and executed by Contractor and Customer which defines the Services to be performed under this Agreement, and the Deliverables to be provided. The terms of each SOW is incorporated herein by reference, and, to the extent that an SOW contains additional terms or terms that conflict with any terms of this Agreement, the SOW shall control.

2. Services and Statement of Work.  Contractor will make available and manage the Services as described in the SOW(s) attached hereto as Exhibit A.  The Services may be provided by Contractor’s employees or, with the prior written approval of customer, individuals or organizations under contract with Contractor.  A separate SOW will be required for each project, assignment or task requested by Customer. Each SOW will become part of this Agreement by this reference when signed by Contractor and Customer and shall include:  (a) a detailed description of Contractor’s and Customer’s respective responsibilities; (b) an estimated performance schedule including milestones, if applicable; (c) pricing and payment terms; and (d) identification of Contractor and Customer contacts.  A SOW may only be amended or modified by a written document signed by authorized representatives of Contractor and Customer.

3. Confidentiality.

3.1 Confidentiality.  The Receiving Party shall not disclose or use any Confidential Information of the Disclosing Party for any purpose outside the scope of this Agreement, except with the Disclosing Party’s prior written permission.

3.2 Protection.  Each party agrees to protect the confidentiality of the Confidential Information of the other party in the same manner that it protects the confidentiality of its own proprietary and confidential information of like kind, but in no event shall either party exercise less than reasonable care in protecting such Confidential Information.

3.3 Compelled Disclosure.  If the Receiving Party is compelled by law to disclose Confidential Information of the Disclosing Party, it shall provide the Disclosing Party with prior notice of such compelled disclosure (to the extent legally permitted) and reasonable assistance, at Disclosing Party’s cost, if the Disclosing Party wishes to contest the disclosure.

3.4 Remedies.  If the Receiving Party discloses or uses (or threatens to disclose or use) any Confidential Information of the Disclosing Party in breach of this Section 3, the Disclosing Party shall have the right, in addition to any other remedies available to it, to seek injunctive relief to enjoin such acts, it being specifically acknowledged by the parties that any other available remedies are inadequate.

MASTER SERVICES AGREEMENT

4. Ownership.

4.1 All Deliverables shall be owned by Customer and shall be considered works made for hire by Contractor for Customer.  Furthermore, Customer shall own all United States and international copyrights in the Deliverables.

4.2 Contractor hereby assigns to Customer (including its successors and assigns), all Inventions (as defined below) conceived, created or reduced to practice by Contractor or Contractor’s employees, agents or subcontractors in the course of the performance of this Agreement, together with the right to seek protection by obtaining patent rights therefor and to claim all rights thereunder, and the same shall become and remain Customer’s property regardless of whether such protection is sought.  Contractor shall execute (and shall cause its employees, agents and subcontractors to execute) such documents, render such assistance, and take such other actions as Customer may reasonably request, at Customer’s expense, to apply for, register, perfect, confirm and protect Customer’s rights in any intellectual property hereunder.

4.3 Contractor shall promptly make a complete written disclosure to Customer of each Invention not otherwise clearly disclosed to Customer in the pertinent Deliverables.  Contractor shall, upon Customer’s request and at Customer’s expense, cause patent applications to be filed thereon and shall sign all such applications over to Customer.  Contractor shall give Customer and its solicitors all reasonable assistance in connection with the preparation and prosecution of any such patent applications and shall cause to be executed all such assignments or other instruments or documents as Customer may consider necessary or appropriate to carry out the intent of this Agreement.

5. Fees and Payments.

5.1 Fees.  Customer shall pay Contractor for the Services in accordance with the fees, rates and payment terms set forth in the applicable SOW.

5.2 Expenses.  Unless expressly contemplated in an SOW, Customer shall not be required to reimburse Contractor for travel and other out-of-pocket expenses incurred by Contractor in connection with performance of the Services.

6. Warranty and Disclaimer.

6.1 CONTRACTOR WARRANTS THAT ALL SERVICES RENDERED PURSUANT TO THIS AGREEMENT WILL BE PERFORMED IN PROFESSIONAL MANNER CONSISTENT WITH INDUSTRY PRACTICES AND ALL SERVICES PROVIDED HEREUNDER SHALL SUBSTANTIALLY CONFORM TO THE APPLICABLE SOW.

7. Consequential Damages Waiver.  IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT FOR (A) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS, LOST DATA, OR ANY OTHER INDIRECT DAMAGES EVEN IF SUCH PARTY HAS BEEN INFORMED OF THE POSSIBILITY THEREOF, OR (B) ANY COSTS OR EXPENSES FOR THE PROCUREMENT OF SUBSTITUTE EQUIPMENT OR SERVICES

8. Injunctive Relief.  Unauthorized use of Confidential Information or Deliverables, or any information contained therein will diminish the value to each party of its trade secrets or proprietary information.  Therefore, if either party breaches any of its confidentiality or other obligations hereunder, the other party shall be entitled such equitable relief as may be determined appropriate under the circumstances by a court or tribunal of competent jurisdiction to protect such party’s interests therein, including but not limited to injunctive relief, in addition to any monetary damages to which it may be entitled.

9. Term and Termination.

9.1 The term of this Agreement shall commence on the Effective Date and shall continue in full force for a period of one year thereafter, unless terminated earlier under the provisions of this Section 9.  This Agreement shall automatically renew for additional one-year periods, unless either party notifies the other party in writing of its intent to terminate this Agreement at least 30 days prior to the end of the then-current term.  Notwithstanding the foregoing, either party may terminate this Agreement at any time and for any reason upon 180 days prior written notice to the other party.

9.2 Failure by either party to comply with any material term or condition under this Agreement or a SOW issued hereunder shall entitle the other party to give the party in default written notice requiring it to cure such default. If the party in default has not cured such default within 30 days of receipt of notice, the notifying party shall be entitled, in addition to any other rights it may have, to terminate this Agreement (and all SOWs issued hereunder) and/or the individual SOW by giving notice effective immediately.  Notwithstanding the foregoing, this Agreement and/or any SOW hereunder may be terminated immediately by Customer in the event of Contractor’s breach of Sections 3 or 4.

9.3 This Agreement or individual SOW may be terminated immediately by either party through written notice in the event that the other party makes an assignment for the benefit of creditors, or if there are instituted by or against the other party party proceedings in bankruptcy or under any insolvency or similar law or for reorganization, receivership or dissolution.

MASTER SERVICES AGREEMENT

9.4 The right of either party to terminate this Agreement and/or a SOW shall not be affected in any way by its waiver of or failure to take action with respect to any previous default.

9.5 Upon termination of this Agreement and/or any SOWs, Customer shall pay Contractor for all work performed under the affected SOW(s) up to the effective date of termination at the agreed upon prices, fees and expense reimbursement rates set forth in the relevant SOW(s). In addition Contractor agrees, within 10 days after termination, to deliver to Customer the original and all copies of the Deliverables and related materials in connection with the terminated work for which Contractor has been paid in the course of performance.

9.6 The rights and remedies of each party provided in this Section 9 shall not be exclusive and are in addition to all other rights and remedies provided at law, in equity or otherwise under this Agreement or SOWs hereunder.

9.7 Sections 3, 4, 6, 7, 8, 9 and 10 of this Agreement and any accrued rights to payment shall survive termination, regardless of the reason for termination.

10. General Provisions.

10.1 Relationship of the Parties.  This Agreement does not create a partnership, franchise, joint venture, agency, fiduciary or employment relationship between the parties.

10.2 No Third-Party Beneficiaries.  There are no third-party beneficiaries to this Agreement.

10.3 Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

10.4 Delays.  Neither party shall be responsible for failure to fulfill its obligations under this Agreement (except for payment of money) due to causes beyond its reasonable control, including without limitation, acts of God, strikes, transportation delays, fires, floods, riots, political uprisings or revolutions, labor disputes, freight embargoes, shortage of labor, inability to secure fuel or power at reasonable prices or on account of shortages thereof, or laws or acts of any Federal, state or local government affecting the conduct of the parties, including export licensing restrictions or other export restrictions.

10.5 Waiver and Cumulative Remedies.  No failure or delay by either party in exercising any right under this Agreement shall constitute a waiver of that right.  Other than as expressly stated herein, the remedies provided herein are in addition to, and not exclusive of, any other remedies of a party at law or in equity.

10.6 Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the provision shall be modified by the court and interpreted so as best to accomplish the objectives of the original provision to the fullest extent permitted by law, and the remaining provisions of this Agreement shall remain in effect.

10.7 Assignment.  Neither party may assign any of its rights or obligations hereunder, whether by operation of law or otherwise, without the prior express written consent of the other party.  Notwithstanding the foregoing, Customer may assign this Agreement together with all rights and obligations hereunder, without consent of Contractor, in connection with a merger, acquisition, corporate reorganization, or sale of all or substantially all of its assets.  Any attempt by a party to assign its rights or obligations under this Agreement in breach of this section shall be void and of no effect.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties, their respective successors and permitted assigns.

10.8 Governing Law.  This Agreement shall be governed exclusively by the internal laws of the State of New Jersey, without regard to its conflicts of laws rules.

10.9 Export Control Laws.  Each party shall comply with all United States and foreign export control laws or regulations applicable to its performance under this Agreement.

10.10 Entire Agreement.  This Agreement, including all exhibits and addenda hereto, constitutes the entire agreement between the parties, and supersedes all prior and contemporaneous agreements, proposals or representations, written or oral, concerning its subject matter.  No modification, amendment, or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom the modification, amendment or waiver is to be asserted.  Notwithstanding any language to the contrary therein, no terms or conditions stated in a Customer purchase order or in any other Customer order documentation  shall be incorporated into or form any part of this Agreement, and all such terms or conditions shall be null and void.

10.11 Counterparts.  This Agreement may be executed in counterparts, which taken together shall form one legal instrument

MASTER SERVICES AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the later date set forth below:

ADMTRONICS UNLIMITED, INC.	IVIVI HEALTH SCIENCE LLC

By: /s/ Andre DiMino	By: /s/ Kathryn Clubb

Name: Andre DiMino	Name: Kathryn Clubb

Title: President	Title: President

Date: 2/12/10	Date: 2/13/10